UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): June 26, 2003


                          MIRAVANT MEDICAL TECHNOLOGIES
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


           Delaware                   000-25544                 77-0222872
----------------------------   ------------------------   ----------------------
(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                   Identification Number)



                                336 Bollay Drive
                             Santa Barbara, CA 93117
                                 (805) 685-9880
        ----------------------------------------------------------------
        (Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)





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ITEM 5.  OTHER EVENTS.

On June 26, 2003, Miravant Medical Technologies ("Miravant") and Pharmacia AB, an indirect, wholly-owned subsidiary of Pharmacia Corporation ("Pharmacia"), entered into an agreement to provide the parties with a 30-day period in which to discuss a long-term resolution of issues concerning Miravant's payment of a debt due under the parties' existing $10 million credit agreement. Pfizer Inc. ("Pfizer") acquired Pharmacia on April 16, 2003, and Pharmacia is now a wholly-owned subsidiary of Pfizer. This agreement provides that the $5 million, plus interest, payment that would have been due June 30, 2003 is now due on July 30, 2003. During this 30-day period, the parties intend to discuss the terms for payment of the debt.

The above referenced agreement between the parties is attached as Exhibit 99.1 hereto and incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  EXHIBITS.

          99.1 Agreement between Miravant Medical Technologies and Pharmacia AB dated June 26, 2003.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     MIRAVANT MEDICAL TECHNOLOGIOES


DATE:  June 26, 2003                By:  /s/ Gary S. Kledzik, Ph.D.
                                          ----------------------------
                                          Gary S. Kledzik, Ph.D.
                                          Chairman and Chief Executive Officer